                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since July 13, 1999, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------

8-13-99                  17,300              .8125          Bisco
8-16-99                   2,000             1.0000          Bisco
8-17-99                   6,000             1.0625          Bisco

* Excluding commissions


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